Exhibit 10.7

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT executed this 10th day of December 2004, by and between MAZAL PHARMACEUTICALS, INC. a Delaware corporation ("Employer"), and MECHAEL KANOVSKY, an individual ("Employee").

      RECITALS

            1.1   Employee  is  an  individual   knowledgeable  in  the  plant
pharmaceutical business.

            1.2 Employer is a business in need of a President and Chief Science Officer knowledgeable in the plant pharmaceutical business.

            1.3 Employer and Employee desire to enter into this Employment Agreement upon the terms and conditions set forth herein.

      NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the parties hereto agree as follows:

      2.0   EMPLOYMENT

            The Employer hereby employs the Employee as of November 1st, 2004, (the "Effective Date"), and the Employee hereby accepts employment with Employer, upon the terms and conditions contained in this Agreement.

      4.0   CAPACITIES AND DUTIES

            4.1 Employee is hereby employed in the capacity of President and Chief Science Officer rendering such services and having such duties and responsibilities as may be assigned to Employee from time to time by the Employer.

            4.3 Employee agrees to devote his best efforts but not the exclusive time to rendering services to Employer.

      6.0   TERM

            6.1 Subject to the rights of parties to prior termination, the term of this Agreement shall be for two (2) years, commencing on the Effective Date.

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            6.2 This Agreement shall terminate upon the following events:

                        (a) Employee's death;

                        (b) Employee's Disability; or

                        (c) At Employer's option, upon Employee's breach of any of Employee's covenants or obligations hereunder, other than those which would constitute a Discharge for Cause. In order to terminate this Agreement pursuant to this Subparagraph (c), Employer shall give Employee thirty (30) days written notice of termination specifying the ground therefore. Employee's termination will take effect upon expiration of said thirty (30) day period, unless Employee fully cures the breach specified in such notice during the thirty (30) day period following Employer's giving of such notice to Employee. In such circumstances, Employee shall be entitled to retain the shares received under this Agreement.

            6.3 Employee may terminate this Agreement prior to the expiration of its term. In such circumstances, Employee shall not be entitled to any further benefits under this Agreement. In such circumstances, Employee shall be entitled to retain the shares received under this Agreement.

            6.4 Employer may unilaterally terminate this Agreement upon a Discharge for Cause, or upon the sale or disposition of the Employer, which shall take effect immediately upon Employer's written notification to Employee, outlining the reasons for cause. For Discharges for Cause or for discharge due to sale or disposition of the business, Employee shall not be entitled to any further benefits under this Agreement. In such circumstances, Employee shall be entitled to retain the shares received under this Agreement.

      7.0   BASE COMPENSATION AND NORMAL BENEFITS

For the service of Employee, the Employer agrees to pay to Employee compensation as follows:

            7.1 Base Salary: Annual base compensation of FORTY EIGHT THOUSAND DOLLARS ($48,000.00), paid FOUR THOUSAND DOLLARS ($4,000) per month.

            7.2 Additional Benefits: The Employee shall receive ONE HUNDRED THOUSAND (100,000) shares upon execution of this Agreement, and ONE HUNDRED THOUSAND (100,000) shares for each three months Employee is employed by the Employer up to a total of THREE HUNDRED THOUSAND (300,000) shares of the Employer.


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            7.3    Performance Based Benefits:

For the service of Employee, the Employer agrees to pay to Employee additional compensation as follows:

                  7.31 Upon the receipt of each IND by the Employer, Employee shall receive an additional FIFTY THOUSAND (50,000) shares and upon the receipt of the first IND the monthly base salary shall be increased to FIVE THOUSAND FIVE HUNDRED ($5,500) per month.

                  7.32 For each patent received by the Employer, the Employee shall receive an additional FIFTY THOUSAND (50,000) shares.

                  7.33 In the event Employer obtains a minimum of TWO MILLION DOLLARS ($2,000,000) in funding or enters into a joint venture arrangement, Employee base salary shall increase to SIX THOUSAND NINE HUNDRED FIFTY DOLLARS ($6,950) per month.

      9.0   PROTECTION AGAINST DISCLOSURE OF CONFIDENTIAL
            INFORMATION

            9.1 Access to Confidential Information: The Employee recognizes and acknowledges that he has had and have access to certain Confidential Information of the Employer and that such information constitutes valuable, special and unique property of the Employer.

            9.2 Breach of Confidentiality Agreement: Employee and Employer agree that a breach of the Confidential Information shall constitute a breach of this Agreement and shall give rise to a Discharge for Cause.

            9.3 Property of Employer: All records, forms, supplies or reproduced copies, provided and furnished by the Employer to the Employee, or obtained by the Employee during the performance of his services under this Agreement, shall remain the property of the Employer and shall be accounted for and returned by the Employee upon demand of Employer. Such records, forms and supplies shall include, but not be limited to, such things as: documents; interoffice memos; records, any correspondence, regardless of the author; notebooks; client lists; or any such other supplies provided by the Employer. It is expressly understood that the Employee's license to the possession of said records, forms or supplies, or any copies thereof, are to fulfill his obligations to the Employer under this Agreement and he has no other right or proprietary interest in those documents.


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      10.0  WAIVER

            The failure of the Employer and Employee at any time to demand strict performance by the other of any terms, covenants or conditions set forth herein, shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of said terms, covenants and conditions.

      11.0  SIGNIFICANCE OF HEADINGS

            Section and Subsection headings contained herein are solely for the purpose of convenience, and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in the case of any question with respect to the construction of this Agreement, it is to be construed as though section and subsection headings have been omitted.


      12.0  EMPLOYER/EMPLOYEE RELATIONSHIP

            This Agreement shall specifically include any employer/employee relationship. The Employer shall be responsible for withholding the appropriate taxes and paying the appropriate taxes and other assessments on the Employee, pursuant to the regulations promulgated by the related governmental agencies.


      13.0  ENTIRE AGREEMENT

            13.1 Sole Agreement: This Agreement contains the parties' sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements between them.

            13.2 No Other Representations: The parties acknowledge and agree that no party has made any representations (a) concerning the subject matter hereof, or (b) inducing the other party to execute and deliver this Agreement, except those representations specifically referenced herein. The parties have relied on their own judgment in entering into this Agreement.

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            13.3 No Reliance: The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect. No party has relied on any such statements or representations in dealing with the other(s).

      14.0  COOPERATION AND FURTHER ACTIONS

                        The parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement.

      15.0  NO MODIFICATION OR WAIVERS

            15.1  Must  Be   Written:   Waivers  or   modifications   of  this
Agreement, or of any covenant, condition, or limitation-contained heroin, are valid only if in writing. Such writing must be duly executed by the parties.

            15.2 No Use As Evidence: One or more waivers or modifications of any covenant, term or condition in this Agreement by any party shall not be construed by any other party as a waiver or modification applicable to any subsequent breach of the same covenant, term or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or a party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

      16.0  JOINT PREPARATION

            This Agreement is deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.


      17.0 BINDING UPON SUCCESSORS

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.


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      18.0  ARBITRATION OF DISPUTES

            In the event of any dispute under or relating to the terms of this Agreement, or breach thereof, it is agreed that the same shall be submitted to arbitration to the American Arbitration Association (Association"), at New York City, New York. The arbitration shall be conducted in accordance with the rules promulgated by that Association. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court, state or federal, having jurisdiction thereof.

      19.0  SEVERABILITY

                        If any part, clause, or condition of this Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition had not been made.


      20.0  GOVERNING LAW AND VENUE

                  All questions concerning this Agreement, its construction, and the rights and liabilities of the parties hereto shall be interpreted and enforced in accordance with the laws of the State of New York as applied to contracts that are executed and performed entirely within the state. For purposes of this Agreement, sole and proper venue shall be the City of New York, State of New York.



      21.0  INTERPRETATION.

            21.1 Section Headings: The section and subsection headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

            21.2 Capitalized Terms: Except as otherwise expressly provided herein, all capitalized terms defined in this Agreement shall have the meaning ascribed to them herein.

            21.3 Gender and Number: Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

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      22.0  TIME OF ESSENCE


            The parties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach of this Agreement by the party so failing to perform.


      23.0  THIRD PARTY BENEFICIARIES

            No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.


      24.0  COUNTERPARTS

            This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute and be one and the same instrument.


      IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


                                    MAZEL PHARMACEUTICALS INC.

                                    a Delaware corporation


                                    By:  /s/ Sam Berkowitz
                                         Sam Berkowitz
                                         Secretary

                                         "EMPLOYER"


                                    By: /s/ David Lieberman
                                        Dovid Lieberman
                                    APPI President (major share holder)


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                                    /s/ Mechael Kanovsky
                                    -------------------------------
                                    MECHAEL KANOVSKY, an individual

                                          "EMPLOYEE"


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